Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE DECLARES QUARTERLY CASH DIVIDEND

PROVO, UTAH, May 7, 2007 — Nature’s Sunshine Products, Inc. (OTC:NATR), a leading manufacturer and marketer of encapsulated herbs and vitamins, today declared a 5 cents per common share quarterly cash dividend payable May 31, 2007 to shareholders of record on May 18, 2007.

The Company has declared consecutive quarterly cash dividends since 1988 pursuant to its cash dividend policy.

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, Thailand, Israel, Singapore, Australia,Taiwan, Hong Kong, Indonesia and Malaysia.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, Norway, and the Russian Federation.

Contact:
	Stephen M. Bunker	Steven S. Anreder
	Chief Financial Officer	Anreder & Company
	75 East 1700 South	10 East 40th Street
	P.O. Box 19005	Suite 1308
	Provo, UT 84605	New York, NY 10016
	(801) 342-4370	(212) 532-3232

For more information, contact us at our website at www.natr.com.